United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2006

The Laclede Group, Inc.

720 Olive Street

St. Louis, Missouri 63101

314-342-0500

(Exact name of registrant as specified in its charter)

(Address of principal executive offices, including zip code)

(Registrant’s telephone number including area code)

Missouri	1-16681	74-2976504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 27, 2006, the Board of Directors of The Laclede Group, Inc. (the “Company”), took action on several matters relative to director and executive compensation.

Compensation of Directors

The Board of Directors approved changes in compensation effective January 1, 2007 as follows:

Form of Director Compensation	Change
Board Annual Retainer	Increase from $20,000 to $35,000
Audit Committee Chair Annual Retainer	Increase from $7,500 to $10,000
Compensation Committee Chair Annual Retainer	Increase from $5,000 to $7,500
Other Committee Chair Annual Retainer	Increase from $5,000 to $6,000
Annual Grant under Restricted Stock Plan for Non-employee Directors

Increase from 450 to 850 shares for those directors with benefits under the frozen retirement plan for non-employee directors

Increase from 600 to 1,000 shares for those directors without benefits under the frozen retirement plan for non-employee directors

The amendment to the Restricted Stock Plan is attached as an exhibit to this Form 8-K. In accordance with the plan, the directors are entitled to dividend payments and voting rights while the shares remain subject to restriction. The Restricted Stock Plan was filed as exhibit 10.12d to the Form 10-K for the year ended September 20, 2002. The Retirement Plan, as amended, is on file with the SEC as exhibits 10.08c to the Form 10-K for the year ended September 30, 2002 and 10.2 to the Form 10-Q for the quarter ended June 30, 2004.

Annual Bonus Plan Awards

Pursuant to the Company’s Management Bonus Plan, the Board of Directors authorized payment of annual incentive awards to officers and select key contributors based on performance in the fiscal year ended September 30, 2006. The plan is on file with the SEC as exhibit 10.20 to the Form 10-K for the year ended September 30, 2002. The awards were determined by evaluating the Company’s and each executive’s performance during 2006 as measured against the performance criteria established by the Compensation Committee at the beginning of the fiscal year. For 2006, the key performance indicators for the corporate objectives were based on earnings per share, customer satisfaction ranking among peer companies derived from an annual independent gas residential customer satisfaction survey and the aggregate attainment level of all participants’ individual objectives. The Compensation Committee assessed the extent to which the corporate and individual objectives were met, and the Board approved the Committee’s recommendations for awards to be paid in November 2006. Awards approved for the top five executive officers were $315,000 to D. H. Yaeger, $181,200 to K. J. Neises, $26,900 to R. E. Shively, $86,200 to B. C. Cooper and $45,000 to M. C. Darrell.

Equity Plan Awards

The Board approved awards to the named executive officers with a grant date of November 2, 2006 of performance contingent restricted stock under the Company’s 2006 Equity Incentive Plan, which is on file with the SEC as appendix 5 to the Company’s proxy statement filed on December 19, 2005. The performance-contingent restricted stock vests upon the attainment of certain earnings and dividend growth performance in the performance period ending September 30, 2009. The forms of award agreement are attached to this Form 8-K as exhibits. Under the awards, the awardees are entitled to dividend payments and voting rights while the shares remain subject to restrictions. Also, if within two years following a change in control a participant’s employment is terminated by the Company without cause, the restricted shares will vest on a pro rata basis with performance deemed to have occurred at the target level of performance. If a participant dies, retires or becomes disabled during the performance period, the participant is eligible to earn a pro rata award if the performance contingency is satisfied. No shares are eligible for vesting, however, if the participant is terminated for cause prior to the vesting date. Any shares as to which any or all of the performance contingency has not been satisfied shall be forfeited. Performance-contingent restricted stock awards approved for the top five named executive officers were 15,000 shares to D.H. Yaeger, 5,000 shares to K.J. Neises , 5,000 shares to R. E. Shively, 4,000 shares to B. C. Cooper, and 4,000 shares to M. C. Darrell.

Item 9.01 Financial Statements and Exhibits

(c ) Exhibits

10.1	Amendment to Restricted Stock Plan for Non-employee Directors
10.2	Form of performance-contingent restricted stock award agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.
Date: November 1, 2006	By:	/s/D. H. Yaeger
D. H. Yaeger Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	Amendment to Restricted Stock Plan for Non-employee Directors

10.2	Form of performance contingent restricted stock award agreements